Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-73008, 333-74336, 333-81704, 333-81696, 333-103766, 333-103767, 333-113676 and 333-113678) of LogicVision, Inc. of our report dated March 17, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP San Jose, California March 17, 2005